Right Management Consultants, Inc.

            Exhibit 11 - Consolidated Earnings Per Share Calculation

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
                                                For the Three Months           For the Nine Months
                                                 Ended September 30,            Ended September 30,
                                                 1997           1996           1997            1996

Primary EPS
Net income                                    $  645,000     $2,169,000     $2,566,000     $7,175,000
                                              ==========     ==========     ==========     ==========

Weighted average number of shares
issued and outstanding                         6,627,000      6,400,000      6,572,000      6,201,000

Dilutive effect (excess of number
of shares issuable over number
of shares assumed to be issued
using the average market price
during the period) of
outstanding options                              118,000        477,000        159,000        474,000
                                              ----------     ----------     ----------     ----------


Adjusted weighted average number
of shares outstanding                          6,745,000      6,877,000      6,731,000      6,675,000
                                              ==========     ==========     ==========     ==========

Earnings per common share                     $     0.10     $     0.32     $     0.38     $     1.07
                                              ==========     ==========     ==========     ==========


Fully Diluted EPS

Net income                                    $  645,000     $2,169,000     $2,566,000     $7,175,000
                                              ==========     ==========     ==========     ==========

Weighted average number of shares
issued and outstanding                         6,627,000      6,400,000      6,572,000      6,201,000

Dilutive effect (excess of number
of shares issuable over number of
shares assumed to be issued using the
greater of the market price at the end
of the period or the average market price
during the period) of outstanding options        118,000        497,000        159,000        530,000
                                              ----------     ----------     ----------     ----------


Adjusted weighted average number
of shares outstanding                          6,745,000      6,897,000      6,731,000      6,731,000
                                              ==========     ==========     ==========     ==========

Earnings per common share                     $     0.10     $     0.31     $     0.38     $     1.07
                                              ==========     ==========     ==========     ==========
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